AMENDMENT NO. 1

TO CREDIT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of December 20, 2013, to the Credit Agreement, dated as of December 21, 2012 (as amended, supplemented or otherwise modified, the “Credit Agreement”), between BLACKSTONE/GSO STRATEGIC CREDIT FUND (the “Borrower”) and THE BANK OF NOVA SCOTIA (the “Bank”).

RECITALS

I.

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.

The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Each of the defined terms “Ineligible Asset Value”, and “Scheduled Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read, respectively, as follows:

 “Ineligible Asset Value” means, as of any date and with respect to each of the following Investments (other than Excluded Assets) of the Borrower, the sum (without duplication) of:

(a)

the excess, if any, of  the sum (without duplication) of the Value of  all Illiquid Investments plus  all Level 3 Assets, over (ii) an amount equal to 10% of Managed Assets;

(b)

the excess, if any, of  the Value of all Delayed Settlement Investments, over  an amount equal to 10% of Managed Assets;

(c)

the aggregate Value of  all Private Label Asset-backed Securities that are not rated BBB-/Baa3 or higher,  all collateralized debt obligations, and  all collateralized loan obligations;

(d)

the excess, if any, of the aggregate Value of  all Private Label Asset-backed Securities that are rated BBB-/Baa3 or higher, over  an amount equal to 15% of Managed Assets;

(e)

the excess, if any, of  with respect to any Person, the sum of the aggregate Value of all Related Investments with respect to such Person, over  an amount equal to 5% of Managed Assets;

(f)

the excess, if any, of  the aggregate Value of all Investments in any single industry, based on the Global Industry Classification Standard, over  an amount equal to 25% of Managed Assets;

(g)

the excess, if any, of  the aggregate Value of all Investments with respect to all Persons organized under the laws of any single Limited Nation, over  an amount equal to 15% of Managed Assets;

(h)

the excess, if any, of  the aggregate Value of all Related Investments denominated in the official currency (other than Euros) of any single Limited Nation, over  an amount equal to 15% of Managed Assets;

(i)

the aggregate Value of all Related Investments with respect to the sovereign debt of any Restricted Nation; and

(j)

the aggregate Value of all Unquoted Investments.

 “Scheduled Commitment Termination Date” means December 19, 2014, or such later date to which the Scheduled Commitment Termination Date is extended pursuant to Section 2.3(d).

2.

The defined term “Applicable Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the percentage “0.875%” contained therein with the percentage “0.825%”.

3.

Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms, each in its appropriate alphabetical order:

“Limited Nation” means any nation other than an Unlimited Nation.

“Private Label Asset-backed Security” means an Assetbacked Security other than a U.S. Government Security.

“Unlimited  Nation” means (a) each G-10 country, (b) Australia, and (c) New Zealand.

4.

The following defined terms contained in Section 1.1 of the Credit Agreement are each hereby deleted:  “Assetbacked Agency Security”, “OECD Member Nation” and “Preferred OECD Member Nation”.

5.

Section 6.1(d) of the Credit Agreement is hereby amended by replacing the number “three (3)” with the number “ten (10)”.

6.

Paragraphs 1 through 5 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)

the Bank shall have received from the Borrower either  a counterpart of this Amendment executed on behalf of the Borrower or  written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment;

(b)

a certificate from the Secretary of the Borrower, in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since December 21, 2012 or, if Borrower’s Organization Documents have been amended, supplemented or otherwise modified since December 21, 2012, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)

the Bank shall have received favorable written opinions from  Simpson Thacher & Bartlett LLP and  Richards, Layton & Finger, P.A. in form and substance reasonably acceptable to the Bank; and

(d)

all fees of the Bank (including the reasonable fees and expenses of counsel to the Bank) due and payable on or prior to the Amendment Effective Date and invoiced in reasonable detail shall have been paid.

7.

The Borrower  reaffirms the enforceability of each Loan Document, as amended hereby, and all of its obligations thereunder, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law), (b) agrees and admits that  as of the date of execution and delivery hereof by the Borrower, it has no defense to any such obligation and  it shall not exercise any setoff or offset to any such obligations,  represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, no Default has occurred and is continuing, and  represents and warrants that all of the representations and warranties made by it in the Loan Documents to which it is a party are true and correct immediately after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

8.

In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

9.

This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.  Delivery of an executed counterpart of this Amendment by facsimile or e-mail (such as in “portable document format”) transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

10.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 1 to be executed by its duly authorized representative as of the day and year first above written.

BLACKSTONE / GSO STRATEGIC CREDIT FUND

By:

Name:

Title:

THE BANK OF NOVA SCOTIA

By:

Name:

Title:   Managing Director